UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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SIGNATURE GROUP HOLDINGS, INC.

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SIGNATURE GROUP HOLDINGS REPORTS FIRST QUARTER 2015 RESULTS

SHERMAN OAKS, Calif., May 12, 2015 -- Signature Group Holdings, Inc. (NASDAQ: RELY) (“Signature” or the “Company”) today reported financial results for its first quarter ended March 31, 2015.

-	Consolidated net earnings of $6.8 million
-	Adjusted EBITDA of $7.9 million of Real Alloy business – 33 days
-	Completed rights offering on April 28, 2015, with respect to its warrant holders, raising $4.8 million

Management Commentary

Craig Bouchard, Signature’s Chairman and CEO, stated, “The 2015 first quarter results reflect the acquisition of Aleris Corporation’s global recycling and specifications alloy business (now named “Real Alloy”), multiple securities offerings, and the sale of North American Breaker Co., LLC (“NABCO”). In doing so, the Company was transformed from a modest but well-performing operating business into a leader in a critical, growing industry. We are pleased with the ongoing transition effort and have begun to implement Six Sigma Lean initiatives at Real Alloy.

“During the quarter we proposed two new directors for our Board. Patrick Deconinck and William Hall will be fantastic additions. Patrick will chair a newly formed Operations and Lean/Six Sigma Committee of the Board. His career at 3M makes him the perfect candidate for this responsibility. Bill’s experience is full of exceptional operational and industrial accomplishments, and he will participate on this committee as well.

“The 2015 first quarter results include only one month of performance from Real Alloy, and there are a number of one-time impacts resulting from the various transactions that took place during the period. At Signature, we believe in open and transparent communication with our stockholders, and beginning with the 2015 second quarter, we expect to host a quarterly earnings conference call with investors on an ongoing basis.

“Last month we uplisted our common shares to the Nasdaq Global Select Market. This should lead to increased and improved liquidity in our stock, an expanded shareholder base, and ultimately increased shareholder value.”

Real Alloy Acquisition

During the quarter the Company completed its $525 million Real Alloy acquisition after raising $475.8 million in debt and equity, including the issuance of $305 million in senior secured notes by its indirect wholly owned subsidiary, and capped off by a successful $55 million stapled rights offering that was oversubscribed by $42 million.

The Company has begun reporting the financial results of Real Alloy beginning as of the closing date of February 27, 2015. As such, Signature’s 2015 first quarter results include only thirty-three days of Real Alloy results of operations, representing only a fraction of a typical quarter of performance. The second quarter ending June 30, 2015, will be Real Alloy’s first complete quarter as a Signature operation.

The Company continues to make progress on transitioning Real Alloy into Signature, which includes 25 major transition projects involved in its initial Six Sigma program and more than 25 minor projects. John Miller, the Company’s Executive Vice President of Operations who is a master black belt Six Sigma specialist and possesses advanced technical skills developed during his 28-year tenure at 3M, is managing this transition project and will also take on this role for future acquisitions.

First Quarter 2015 Financial Highlights

Signature posted net earnings of $6.8 million in the first quarter of 2015, compared to $0.1 million in the same period in 2014. Total operating revenues were $137.8 million in 2015, compared to $0.1 million in the same prior in 2014. The Company’s earnings were driven by the one month of performance by the Company’s two operating segments Real Alloy North America and Real Alloy Europe, a $7.4 million income tax benefit in continuing operations, as well as a one-time gain of $38.9 million related to the sale of NABCO. These positive results were offset by a number of one-time expenses related to the transactions that took place during the period, including $14.4 million in expenses associated with the Real Alloy acquisition, $4.9 million in incremental interest expense associated with the private placement of Senior Secured Notes, which funded 50 days prior to the closing of the acquisition, and $3.7 million of noncash charges related to the fair value adjustment of acquired inventory as estimated under purchase accounting.

Balance Sheet

At March 31, 2015, Signature’s cash and cash equivalents were $28.6 million, total debt was $324.5 million, and stockholders’ equity was $145.9 million.

Outlook for 2015

Mr. Bouchard concluded, “The Real Alloy transition is our top priority. Our goals include: reducing leverage, reducing COGS by 1% in 2015, completing the transition effort on time and ahead of budgeted expense, and organic growth of the business. As this work successfully rolls out, we will begin to look at incremental growth to our platform through additional accretive acquisitions.”

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s long-term investment decisions, further acquisitions, potential de-leveraging and  expansion and business strategies; anticipated growth opportunities; utilization of federal net operating loss tax carryforwards; the effect of listing on a national securities exchange, including potential improvements to liquidity; Real Alloy’s improvements to operating efficiencies and cost of sales; as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the difficulty of making operating and cost improvements; Signature’s ability to successfully defend against current and new litigation and indemnification matters, as well as demands by investment banks for defense, indemnity, and contribution claims; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; Signature’s ability to identify and recruit management and directors; Signature’s ability to satisfy and maintain the listing requirements of the Nasdaq and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com

Tables Follow

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SIGNATURE GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2015	2014
Revenues	$137.8	$0.1
Cost of sales	133.0	—
Gross profit	4.8	0.1
Selling, general and administrative expenses	7.4	2.6
Losses on derivative financial instruments	(0.2)	—
Amortization of intangibles	0.1	—
Other operating expense, net	0.3	—
Operating loss	(2.8)	(2.5)
Nonoperating expense (income):
Interest expense	8.1	—
Change in fair value of common stock warrant liability	(0.7)	(0.8)
Acquisition-related costs and expenses	14.4	—
Other, net	0.3	—
Total nonoperating expense (income)	22.1	(0.8)
Loss from continuing operations before income taxes	(24.9)	(1.7)
Income tax benefit	(7.4)	(0.3)
Loss from continuing operations	(17.5)	(1.4)
Earnings from discontinued operations, net of income taxes	24.3	1.5
Net earnings	6.8	0.1
Earnings attributable to noncontrolling interest	0.1	—
Net earnings attributable to Signature Group Holdings, Inc.	$6.7	$0.1
EARNINGS(LOSS) PER SHARE
Basic and diluted earnings (loss) per share:
Continuing operations	$(0.82)	$(0.10)
Discontinued operations	1.12	0.11
Basic and diluted earnings per share	$0.30	$0.01

SIGNATURE GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(Dollars in millions)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$28.6	$62.0
Trade accounts receivable, net	170.7	—
Inventories	136.1	—
Deferred income taxes	—	5.1
Other current assets	9.6	1.0
Current assets of discontinued operations	0.1	18.0
Total current assets	345.1	86.1
Debt and equity offering costs	—	14.5
Property, plant and equipment	316.4	0.1
Intangible assets, net	21.6	0.1
Goodwill	102.3	—
Deferred income taxes	3.0	—
Other noncurrent assets	2.9	1.1
Noncurrent assets of discontinued operations	—	20.0
TOTAL ASSETS	$791.3	$121.9
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$116.2	$—
Accrued liabilities	37.7	6.2
Long-term debt due within one year	1.5	—
Other current liabilities	62.4	0.9
Current liabilities of discontinued operations	0.3	8.1
Total current liabilities	218.1	15.2
Accrued pension benefits	44.5	—
Environmental liabilities	18.4	—
Long-term debt, net	323.0	—
Common stock warrant liability	4.9	5.6
Other noncurrent liabilities	11.4	0.3
Noncurrent liabilities of discontinued operations	5.3	15.2
TOTAL LIABILITIES	625.6	36.3
Redeemable preferred stock	19.8	—
TOTAL STOCKHOLDERS' EQUITY	145.9	85.6
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$791.3	$121.9

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. We report our financial results in accordance with GAAP; however, our management believes that certain non-GAAP performance measures, which we use in managing our businesses, may provide investors with additional meaningful comparisons between current results and results in prior periods. Adjusted EBITDA is an example of a non-GAAP financial measure that we believe provides investors and other users of our financial information with useful information.

Management uses Adjusted EBITDA as a performance metric and believes this measure provides additional information commonly used by holders of our common stock, as well as the holders of the Senior Secured Notes and parties to the Asset-Based Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. In addition, Adjusted EBITDA is a component of certain covenants under the Indenture governing the Senior Secured Notes.

Our Adjusted EBITDA calculations represent net earnings before interest, taxes, depreciation and amortization, unrealized gains and losses on derivative financial instruments, share-based compensation expense, charges and expenses related to acquisitions, and certain other gains and losses.

Adjusted EBITDA as we use it may not be comparable to similarly titled measures used by other companies. We calculate Adjusted EBITDA by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance and certain other items. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. However, Adjusted EBITDA is not a financial measurement calculated and presented in accordance with GAAP, and when analyzing our operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, net earnings, operating income or any other performance measure derived in accordance with GAAP, or in addition to, and not as an alternative for, cash flows from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP. These limitations include:

•	does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	does not reflect changes in, or cash requirements for, working capital needs;
•	does not reflect interest expense or cash requirements necessary to service interest and/or principal payments under the Senior Secured Notes or Asset-Based Facility;
•	does not reflect certain tax payments that may represent a reduction in cash available to us;
•

Although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•

Other companies, including companies in our industry, may calculate these measures differently and the degree of their usefulness as a comparative measure correspondingly decreases as the number of differences in computations increases.

In addition, in evaluating Adjusted EBITDA it should be noted that in the future we may incur expenses similar to the adjustments in the below presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The table below provides a reconciliation of Adjusted EBITDA to its most directly comparable financial measure presented in accordance with GAAP. Our reconciliation of Adjusted EBITDA to net earnings for the three months ended March 31, 2015 follows:

(Dollars in millions)	Three Months Ended March 31, 2015
Adjusted EBITDA	$7.9
Unrealized gains on derivative financial instruments	(0.1)
Depreciation and amortization	3.7
Share-based compensation expense	0.3
Impact of recording inventory at fair value through purchase accounting	3.7
Selling, general and administrative expenses of Corporate and Other	2.8
Other operating expense, net	0.3
Nonoperating expense (income):
Interest expense	8.1
Change in fair value of common stock warrant liability	(0.7)
Acquisition and financing-related costs and expenses	14.4
Other, net	0.3
Total nonoperating expense	22.1
Loss from continuing operations before income taxes	(24.9)
Income tax benefit	(7.4)
Loss from continuing operations	(17.5)
Earnings from discontinued operations, net of income taxes	24.3
Net earnings	$6.8

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